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                                  GROUND LEASE

        THIS GROUND LEASE (the "LEASE") is made as of October 13, 1998(the "EFFECTIVE DATE"), by and between IMPERIAL MAGMA, a Nevada corporation ("LANDLORD") and SALTON SEA POWER L.L.C., a Delaware limited liability company ("TENANT").

                                    RECITALS

        A. Affiliates of Landlord and Tenant currently own and operate eight geothermal electrical generating facilities in the Salton Sea area of Imperial County, California, commonly known as the "Vulcan Plant", "Hoch Plant", "Elmore Plant", "Leathers Plant" and "Salton Sea Units 1, 2, 3 and 4" (collectively, the "EXISTING PLANTS").

        B. Each of the Existing Plants and its wellfield is operated pursuant to an easement or profit-a-prendre that entitles such Existing Plant to extract heat from geothermal brine for electrical generating purposes. After the Existing Plants extract heat from the geothermal brine, the partially-cooled geothermal fluid (the "SPENT GEOTHERMAL EFFLUENT") is piped back to the wellfield for reinjection.

        C. Tenant intends to construct an additional 49 megawatt (net) geothermal electrical facility, to be known as "Salton Sea Unit 5", which will utilize the residual heat in the Spent Geothermal Effluent flowing from Salton Sea Units 1, 2, 3 and 4, and which will be located just to the south thereof on land owned in fee by Landlord, which land is the subject of this Lease.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing recitals, the covenants and conditions herein contained, and other valuable consideration, the receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

                             ARTICLE I - DEFINITIONS

        1.1 Unless the context shall otherwise require, the following capitalized terms used herein shall have the following meanings:

          1.1.1 "DAMAGES" means any losses, damages, liabilities, claims, judgments, liens, penalties, costs and expenses, including, without limitation, reasonable attorneys' and consultants' fees.

          1.1.2 "FACILITY" means that certain 49 megawatt (net) geothermal electrical generating facility to be known as Salton Sea Unit 5 which Tenant intends to construct on the Premises, together with all buildings, structures, improvements, fixtures, pipelines, utility installations, machinery, equipment and other items associated therewith or related thereto which are or will be located on the Premises.

          1.1.3 "FACILITY SITE" shall have the meaning given in Section 16.1 hereof.

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          1.1.4 "FINANCING" means construction financing and any subsequent term financing for the Facility.

          1.1.5 "GOVERNMENTAL APPROVALS" means all applicable authorizations, consents, approvals, permissions, permits, franchises, licenses, waivers, exceptions or variances of, and any filings, applications and declarations submitted in order to obtain any of the same from, any Governmental Authority.

          1.1.6 "GOVERNMENTAL AUTHORITY" means any federal, state or local governmental body, or any political subdivision, agency, subagency or instrumentality thereof, including, without limitation, the courts and any quasi-adjudicative bodies with jurisdiction.

          1.1.7 "LANDLORD'S FACILITIES" means any facilities, structures, wells, pipelines, improvements, machinery and equipment constructed, installed or located on the Premises pursuant to (a) the Senior Rights or (b) Landlord's Reserved Rights.

          1.1.8 "LANDLORD'S RESERVED RIGHTS" shall have the meaning given in
Section 2.2 hereof.

          1.1.9 "LAW" or "LAWS" means all applicable laws, statutes, ordinances, rules, regulations, decrees, policies, orders, permits, requirements, judgments, decisions, injunctions and findings of or issued by any Governmental Authority.

          1.1.10 "LENDER" means the lender or lenders collectively advancing all or a portion of the Financing, and their respective agents, trustees (including, without limitation, collateral agents, security agents and loan trustees), grantees, successors and assigns.

          1.1.11 "LENDER'S LIEN" means any security interest taken by the Lender in Tenant's right, title and interest under this Lease.

          1.1.12 "LENDER'S LOAN DOCUMENTS" means all instruments, agreements and other documents evidencing or relating to the Financing and/or the security therefor.

          1.1.13 "MATERIAL ADVERSE IMPACT" means a material adverse impact on
(a) the financial position or results of operation of the Facility, (b) the validity or priority of the Lender's Lien, (c) the ability of Tenant to perform its material obligations under the Lender's Loan Documents or (d) the ability of the Lender to enforce any of the payment obligations under the Lender's Loan Documents.

          1.1.14 "OFFICIAL RECORDS" means the official records of the County of Imperial, State of California.

          1.1.15 "OPTIONED PREMISES AREA" shall have the meaning given in
Section 16.3 hereof.

          1.1.16 "PARTIAL TERMINATION OPTION" shall have the meaning given in
Section 16.3 hereof.

          1.1.17 "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.
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          1.1.18 "PREMISES" means the real property described on Exhibit "A"
attached hereto; subject, however, to the right of Landlord to terminate the Lease as to the Optioned Premises Area as provided in Article 16 hereof.

          1.1.19 "RESERVED AREA" shall have the meaning given in Section 16.1 hereof.

          1.1.20 "SENIOR RIGHTS" shall have the meaning given in Section 2.5 hereof.

                                ARTICLE 2 - LEASE

        2.1 Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, on the terms and conditions, and subject to the reservations, set forth in this Lease.

        2.2 Landlord hereby reserves from the leasehold estate granted to Tenant hereunder the right to use the Premises for any purpose or purposes whatsoever ("LANDLORD'S RESERVED RIGHTS"). Without limiting the generality of the foregoing, included within Landlord's Reserved Rights shall be the right to, from time to time: (a) drill, operate and maintain wells and wellsites; (b) develop, construct, operate and maintain (i) additional geothermal electrical generating facilities, (ii) mineral extraction and processing facilities, (iii) other commercial or industrial facilities, (iv) pipelines and pumps (whether for the transportation of geothermal fluids, mineral solutions, water and/or other fluids or substances), (v) transmission facilities, including without limitation, transmission or collector lines, interconnections, transformers, circuit breakers, footings, towers, poles, crossarms, guy lines, anchors or wires, (vi) control, communications or radio relay systems, (vii) safety protection facilities, (viii) signs, (ix) sumps, ponds, evaporation, settling or storage basins, (x) roads and (xi) construction laydown facilities; (c) conduct any other activities and operations and install or construct any other improvements, equipment or machinery, which Grantee reasonably determines to be necessary, useful or convenient in connection with, or incidental to, any of the foregoing; or (d) for any purpose, but in a commercially reasonable manner, "tap" into any pipelines or other facilities carrying or containing any geothermal or other fluids, including, without limitation, Spent Geothermal Effluent, together with ingress and ingress to and from, and access over, the Premises for any of the foregoing purposes.

        2.3 Notwithstanding the foregoing, (a) Landlord shall not exercise Landlord's Reserved Rights in a manner that would reasonably be expected to have a Material Adverse Impact, (b) Landlord shall use its best efforts to minimize the effect of its use of the Facility Site under Section 2.2 hereof on Tenants construction, operation and maintenance of the Facility and (c) and Landlord shall pay all reasonable costs actually incurred by Tenant as a result of Landlord's exercise of Landlord's Reserved Rights on the Facility Site.

        2.4 Tenant shall not at any time during the term of this Lease, without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion, (a) construct or install any structure, building, well, pipeline or other improvements, equipment or machinery in or on the Reserved Area, (b) grade or otherwise disturb the surface of the Reserved Area or (c) except as otherwise expressly provided in this Lease, conduct any other activities or operations in or on the Reserved Area.

        2.5 Tenant acknowledges and agrees that its rights under this Lease are and shall at all times remain junior, subordinate and subject to the right, title and interest (collectively, the "SENIOR RIGHTS") of: (a) Magma Land Company I, a Nevada Corporation, and its grantees, assignees, successors and assigns, under that certain Mineral Lease dated as of August 13,1958,

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between Alice T. Nelson (formerly Alice T. Sinclair and later Alice T. Denman)
and Salton Sea Power Company, recorded on August 14, 1958, in Book 1002, Page 211 of the Official Records, as heretofore and hereafter amended, supplemented, restated or superseded; and (b) Magma Land Company I, a Nevada Corporation, and its grantees, assignees, successors and assigns, under that certain Amended and Restated Easement Grant Deed and Agreement Regarding Rights For Geothermal Development dated as of February 23, 1994, between Magma Land Company I, a Nevada corporation, and Salton Sea Brine Processing L.P., a California limited partnership, a Short Form of which was recorded on February 28, 1994 in Book 1762, Page 152 of the Official Records as File No. 1994-0004910, as heretofore and hereafter amended, supplemented, restated or superseded.

        2.6 Landlord's Reserved Rights and any other rights reserved by Landlord in this Lease shall be freely assignable by Landlord, in part or in whole, to its grantees, assignees, successors and assigns.

                                ARTICLE 3 - TERM

        3.1 The term of this Lease shall commence upon the Effective Date, and, unless sooner terminated as provided in this Lease, shall expire on the date which is thirty-three (33) years after the Effective Date.

                                ARTICLE 4 - RENT

        4.1 Tenant shall pay to Landlord, without abatement, deduction or offset, "BASE ANNUAL RENT" for the Premises, commencing on the Effective Date and continuing thereafter on the first day of each calendar year throughout the term of this Lease, in an amount equal to (a) Two Hundred and Fifty Dollars ($250.00) multiplied by (b) the number of acres of the Facility Site.

          4.2 The Base Annual Rent shall be subject to adjustment every five (5) years as follows:

          4.2.1 On every fifth (5th) anniversary of the Effective Date, the Base Annual Rent shall be adjusted to reflect the increase, if any, in the Consumer Price Index published by the Bureau of Labor Statistics of the Department of Labor for All Urban Consumers, All Items, for the Los Angeles-Anaheim-Riverside Metropolitan Area (the "CPI") as follows: The Base Annual Rent amount provided in Section 4.1 hereof shall be multiplied by a fraction, the numerator of which shall be the CPI for the month of August immediately preceding such adjustment, and the denominator of which shall be the CPI for the month of August, 1998. The sum so calculated shall constitute the new Base Annual Rent hereunder, but in no event shall such new Base Annual Rent be less than the Base Annual Rent payable for the year immediately preceding such adjustment.

          4.2.2 In the event that the publication of the CPI shall be transferred to any other Governmental Authority or shall be discontinued, then the index most nearly the same as the CPI, as determined in good faith by Landlord, shall be used to make such adjustments.

          4.2.3 Tenant shall continue to pay Base Annual Rent at the rate previously in effect until the next adjustment, if any, is determined. Thereafter, the Base Annual Rent shall be paid at the increased rate.

        4.3 Rent for any period during the term hereof which is for less than one year shall be prorated based on a three hundred and sixty-five (365) day year. Rent shall be payable in lawful

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money of the United States to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing.

                  ARTICLE 5 - TAXES, ASSESSMENTS AND UTILITIES

        5.1 Tenant shall pay all real and personal property taxes and assessments, general or special, levied against (a) this Lease or any right, title or interest of Tenant in the Premises and (b) the Facility, including, without limitation, any possessory interest, license, production, severance or excise taxes, but excluding income, inheritance and estate taxes (collectively, "TENANT'S TAXES"); provided, however, that Landlord shall pay all real and personal property taxes and assessments, general or special, levied against (i) any right, title or interest of Landlord in the Reserved Area and/or (ii) any of Landlord's Facilities.

        5.2 Tenant shall pay all Tenant's Taxes before delinquency, whether chargeable against Landlord or Tenant. Tenant shall make all payments of Tenant's Taxes directly to the charging Governmental Authority before delinquency and before any fine, interest or penalty shall become due or be imposed by operation of Law for their nonpayment, and, at the election of Landlord to be exercised from time to time by notice to Tenant, shall either be paid to Landlord or directly to the charging Governmental Authority. If the payment of any or all of the Tenants Taxes in installments is permitted (whether or not interest accrues on the unpaid balance), Tenant may, at Tenant's election, utilize the permitted installment method, but shall pay each installment (with any interest) before delinquency.

        5.3 All payments of Tenant's Taxes shall be prorated, on the basis of a 365-day year, for the applicable portion of the tax fiscal years at the commencement and expiration of the term of this Lease.

        5.4 If Tenant's Taxes are assessed together with the taxes assessed against the assets described in clauses (i) and (ii) of Section 5.1 hereof or together with taxes on any other real or personal property of Landlord or any other Person, then Landlord shall, in good faith, separate out Tenant's Taxes from such other taxes, using any reasonable method of allocation as Landlord may determine.

        5.5 Tenant may contest the legal validity or amount of any of Tenant's Taxes, and may institute such proceedings as Tenant considers necessary or appropriate in connection therewith. If Tenant contests any of Tenant's Taxes, then Tenant may withhold or defer payment or pay under protest, but shall protect Landlord, the Premises, the Facility and Landlord's Facilities from and against any tax lien imposed in connection with such non-payment, by surety bond or other appropriate security reasonably acceptable to Landlord.

        5.6 Tenant shall pay, before the same become delinquent, all charges for gas, electricity, sewage, water, telephone, trash removal and other similar or dissimilar public services or commodities furnished to the Facility Site and/or the Facility during the term of this Lease, including all installation, connection and disconnection charges.

        5.7 It is the intent of the parties hereto that the rent provided in this Lease shall be absolutely net to Landlord with respect to the Facility Site, and that, except as otherwise expressly provided in this Lease, Tenant shall pay all costs and charges of every kind and nature incurred for, against, or in connection with the Facility Site which may arise or become due from and after the Effective Date and during the term hereof, including, without limitation, all Tenant's Taxes, utilities, insurance premiums and maintenance costs; provided, however, that nothing herein shall

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be construed as requiring Tenant to pay any installment of interest or principal owing on any encumbrance against the Premises for which Landlord is the obligor. All such costs and charges at the commencement and the end of the term of this Lease shall be appropriately prorated between the parties.

                                 ARTICLE 6 - USE

        6.1 Subject to Section 2.4 hereof, Tenant shall use and permit the use of the Premises only for the construction, operation, maintenance, repair and replacement of the Facility.

        6.2 Tenant shall, at Tenant's expense, promptly comply in all material respects with all Laws now in effect or which may hereafter come into effect during the term hereof, relating in any manner to the Premises or the occupation and use by Tenant of the Facility Site. Further, Tenant shall comply in all material respects with any covenants, conditions and restrictions of record and with the requirements of any fire insurance underwriters or rating bureaus. Tenant shall conduct its business in a lawful and commercially reasonable manner, and shall not use or permit the use of the Premises in any manner that will create waste or nuisance. Tenant shall indemnify, defend and hold harmless Landlord from and against any and all Damages which may be imposed upon or incurred by Landlord or asserted against Landlord by any Person, arising out of or attributable to Tenant's activities or operations on the Premises.

        6.3 Tenant shall, at Tenant's expense, comply in all material respects with all environmental Laws now in effect or which may come into effect during the term hereof, including, without limitation, the Resource Conversation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, the California Hazardous Waste Control Act, the California Hazardous Substance Act, the Porter-Cologne Water Quality Control Act and all applicable regulations promulgated pursuant thereto.

        6.4 Without limiting the generality of Section 6.2 hereof, Tenant shall indemnify, defend and hold harmless Landlord from and against any and all Damages which may be imposed upon or incurred by Landlord or asserted against Landlord by any third Person in connection with any violation of the provisions of Section 6.3 hereof, arising out of or attributable to the assets, business or operations of Tenant at, on or with respect to the Premises.

        6.5 Without in any way limiting the scope of Tenant's obligations under the indemnification provisions of Section 6.4 hereof, but subject to Landlord's obligation under Section 2.3 hereof to pay all reasonable costs actually incurred by Tenant as a result of Landlord's exercise of Landlord's Reserved Rights on the Facility Site, Tenant shall be responsible for all investigations, studies, cleanup, corrective action or response or remedial action required by any Governmental Authority now or hereafter authorized to regulate environmental matters or by any consent decree, or court or administrative order now or hereafter applicable to the Premises, or by any Law now or hereafter in effect.

        6.6 As between Landlord and Tenant, Tenant shall have the responsibility and right to participate in the management and control of all investigations and any environmental cleanup, remediation or related activities. However, Tenant may not negotiate with or fulfill any requirements or claims made by a Governmental Authority or third Person, or settle or contest such requirements or third-party claims without the express approval of Landlord which consent will not be unreasonably withheld or delayed, and Landlord shall have the right to participate fully in any and

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all meetings, negotiations or decisions relevant to the investigation or remediation of any violation of the provisions of this Article 6.

        6.7 Tenant hereby accepts the Premises in its condition existing as of the Effective Date, subject to (a) all applicable Laws governing and regulating the use of the Premises, (b) all recorded easements, covenants, conditions, restrictions and other matters of record, (c) the Senior Rights and (d) Landlord's Reserved Rights. Tenant acknowledges that it has satisfied itself by its own independent investigation that the Facility Site is suitable for its intended use, and that neither Landlord nor Landlord's agents or employees has made any representation or warranty as to the present or future suitability of the Facility Site for the conduct of Tenant's business or operations.

                       ARTICLE 7 - MAINTENANCE AND REPAIRS

        7.1 Throughout the term, Tenant shall, at Tenant's sole cost and expense, maintain the Facility Site in good condition and repair, ordinary wear and tear excepted, in accordance with (a) all Laws, (b) any insurance underwriting board or insurance inspection bureau having or claiming jurisdiction and (c) any insurance company insuring all or any part thereof; except to the extent any damage to the Facility Site arises from the exercise by the Landlord of its Reserved Rights.

        7.2 Tenant shall maintain and repair, in accordance with reasonable engineering standards, any dikes and levees now or hereafter located on the Premises; except to the extent any damage to any such dike or levee arises from the exercise by the Landlord of its Reserved Rights.

        7.3 Landlord reserves the right to enter the Premises and to take and utilize the soils and rock contained therein as fill for flood control purposes, at no charge to Landlord; provided, however, that (a) in exercising its rights under this Section 7.3, Landlord shall not take any action that would reasonably be expected to have a Material Adverse Impact and (b) Landlord shall indemnify, defend and hold harmless Tenant from and against any and all Damages, whether or not arising out of third-party claims, which may be imposed upon or incurred by Tenant or asserted against Tenant by any other Person, arising out of or attributable to Landlord's use of any such soils and/or rock on the Facility Site, except to the extent caused by the negligence or wilful acts of Tenant.

        7.4 Tenant hereby waives any claim against Landlord for Damages caused by any change or changes in the level of the Salton Sea, including, without limitation, Damages caused by flooding, seepage or other circumstances, and Tenant hereby agrees that such waiver is part of the consideration to Landlord under this Lease.

                      ARTICLE 8 - ALTERATIONS AND ADDITIONS

        8.1 Tenant shall be entitled, at its own cost and expense, to construct, install, erect, maintain, repair and operate the Facility on the Facility Site. If Tenant constructs the Facility, then it shall obtain and maintain in force all Governmental Approvals necessary or appropriate in connection therewith.

        8.2 Landlord's approval shall not be required for Tenant's minor alterations or additions to the Facility, so long as such alterations or additions does not have a Construction Cost in excess of One Million Dollars ($1,000,000). As used herein, the term "CONSTRUCTION COST" collectively includes all costs that would constitute the basis of a valid claim or claims under the mechanic's

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lien Laws, including, without limitation, costs for any demolition or removal of existing improvements, equipment or machinery or parts thereof, as well as costs for the preparation, construction and completion of new improvements, equipment or machinery. Any alterations or additions to the Facility which have a Construction Cost in excess of One Million Dollars ($1,000,000), shall require Landlord's prior written content, which shall not unreasonably be withheld. Construction of the Facility, and any alterations and additions thereto, whether or not requiring Landlord's consent hereunder, shall be completed in a good and workmanlike manner and of good quality and materials.

        8.3 Tenant shall use only reputable licensed contractors in constructing and repairing the Facility and in making any alterations or additions thereto, and Landlord may require Tenant to provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1 1/2) times the estimated cost of such construction and/or such alterations or additions, as the case may be, to insure Landlord against liability for any mechanic's and materialmen's liens and to ensure completion of the work. Should Tenant make any alterations or additions without the prior written consent of Landlord where such consent is required hereunder, or use other than a reputable licensed contractor, Landlord may, at any time during the term of this Lease, require that Tenant remove any part or all of the same from the Premises.

        8.4 Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises, the Facility or any interest therein.

        8.5 Tenant shall give Landlord not less than ten (10) days notice prior to Tenant's commencement of construction of the Facility or any alterations or additions thereto, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by Law. If Tenant shall, in good faith, contest the validity of any mechanic's or materialmen's lien or claim, then Tenant shall, at its sole expense, defend itself and Landlord against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof, upon the condition that if Landlord shall so require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to such contested lien or claim, indemnifying Landlord against liability for the same and holding the Premises, the Facilities and Landlord's Facilities free from the effect of such lien or claim. In addition, Landlord may require Tenant to pay Landlord's reasonable attorneys' fees and costs in participating in such action, if Landlord shall decide it is in Landlord's best interest to so participate.

        8.6 Notwithstanding any other provision of this Lease, the Facility and all of Tenant's other fixtures and personal property, whether or not affixed to the Premises, shall be deemed severed from and not a part of the underlying real property and shall not merge therewith, and, subject to the rights of Landlord under Section 9.3 hereof, shall remain the property of Tenant at all times during and after the term of this Lease, and may be removed by Tenant from the Premises.

                 ARTICLE 9 - DAMAGE OR DESTRUCTION; TERMINATION

        9.1 If the Facility or any portion thereof is damaged or destroyed during the term of this Lease, then, subject to the provisions of the Lender's Loan Documents, and following written notice to Landlord, Tenant may elect to:

          (a) repair, restore or remedy such damage or destruction; or

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          (b) dismantle and raze the Facility in accordance with Section 9.2 hereof, and, upon Tenant's completion of the requirements set forth in such
Section 9.2, each of Tenant or Landlord, by written notice to the other, shall be entitled to terminate this Lease.

        9.2 Within a reasonable period of time (not to exceed one hundred and twenty (120) days) after (a) Tenant delivers notice to Landlord of its intent to dismantle and raze the Facility under Section 9.1 hereof or (b) the expiration or earlier termination by Landlord of this Lease, Tenant shall, at its sole cost and expense, in accordance with good operating practice and in compliance with Law, (i) remove the Facility from the Premises, (ii) demolish and remove all foundations and fix all excavations associated with the Facility, return the surface of the Premises to grade, and leave such surface safe and free from debris and (iii) surrender the Premises to Landlord in good condition and repair. Notwithstanding the foregoing, Tenant shall not remove the Facility or any portion thereof from the Premises (or take any other actions required under this Section 9.2 with respect thereto), to the extent that Landlord has exercised the option set forth in Section 9.3 hereof.

        9.3 Notwithstanding any other provision of this Lease, upon the expiration or earlier termination by Landlord of this Lease, or upon receipt by Landlord of Tenant's notice of its intent to dismantle and raze the Facility under Section 9.1 hereof, as the case may be, Landlord shall have an option to acquire all or any portion or portions of the Facility from Tenant, whereupon:
(a) in the event Landlord desires to exercise such option in connection with the expiration of this Lease, such option shall be exercised by written notice to Tenant not less than one hundred and twenty (120) days before the expiration date of this Lease; (b) in the event Landlord desires to exercise such option in connection with the earlier termination by Landlord of this Lease, such option shall be exercised by written notice given concurrently with the notice of such termination; or (c) in the event Landlord desires to exercise such option in connection with its receipt of notice of Tenant's election to dismantle and raze the Facility as provided in Section 9.1 hereof, such option shall be exercised by written notice to Tenant within thirty (30) days following Landlord's receipt of such notice from Tenant. In each such case, such notice shall specify which portions (or all, if Landlord so elects) of the Facility are to be acquired by Landlord. In the event Landlord exercises such option as provided herein, then it shall pay to Tenant an amount equal to the fair market value of the portions (or all, if applicable) of the Facility to be acquired by Landlord (which fair market value shall be determined as of the date on which Landlord exercises such option), and payment of such amount shall be deemed payment in full for those portions (or all, if applicable) of the Facility so acquired from Tenant. In the event Landlord and Tenant cannot agree upon such fair market value, then the same shall be determined by an independent appraiser appointed by the American Arbitration Association at the request of either party hereto, and the determination made by such independent appraiser shall be conclusive and binding in all respects upon the parties hereto. Upon the payment of such sum, (i) Tenant shall, by documents and instruments reasonably satisfactory to Landlord, assign, transfer and convey to Landlord those portions (or all, if applicable) of the Facility so acquired by Landlord, and all personal property, Governmental Approvals and contract rights associated therewith and (ii) Landlord shall, by documents and instruments reasonably satisfactory to Tenant, assume Tenant's obligations with respect to those portions (or all, if applicable) of the Facility so acquired by Landlord. Notwithstanding the foregoing, the option granted to Landlord under this Section 9.3 shall be subject and subordinate to the Lender's Lien and to any rights of the Lender under Article 11 hereof.

                     ARTICLE 10 - ASSIGNMENT AND SUBLETTING

        10.1 Subject to Article 11 hereof, Tenant shall not voluntarily or by operation of Law, transfer, assign, alienate, license, sublet or grant to any Person all or any portion of the right, title

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or interest then held by it in the Premises or under this Lease without first obtaining the prior written consent of Landlord, which shall not unreasonably be withheld.

                          ARTICLE 11 -RIGHTS OF LENDER

        11.1 Tenant may, from time to time in one or more transactions, without obtaining the consent of Landlord, hypothecate, mortgage, pledge or alienate all or any portion of Tenant's right, title and interest under this Lease to the Lender. Tenant or the Lender shall give written notice to Landlord of the Lender's Lien and the Lender's address for notices hereunder; provided, however, that any failure to give such notice shall not be grounds for denying the Lender the rights and protections provided in this Article 11, so long as Landlord has received actual notice of the Lender's Lien.

        11.2 Any surrender or abandonment in whole or in part of this Lease, any material amendment hereto or any termination hereof other than in accordance with Article 14 hereof, in each case which would then reasonably be expected to have a Material Adverse Effect (as that term is defined in the Lender's Loan Documents), shall be ineffective and of no force or effect unless and until the prior written consent of the Lender has been obtained thereto.

        11.3 The Lender shall have the right, but not the obligation, at any time prior to the termination of this Lease, and without the payment of any penalty, to (a) make any payments due hereunder, (b) do any other act or thing required of Tenant hereunder and (c) do any act or thing that may be necessary or appropriate to be done in the performance and observance of the terms hereof to prevent any default under or termination of this Lease. All payments so made and all things so done and performed by the Lender shall be as effective to prevent any default under or termination of this Lease as they would have been if made, done and performed by Tenant instead of by the Lender.

        11.4 Tenant shall not be in default or material default under this Lease unless Tenant fails to perform the obligations required of it hereunder within the time periods set forth in this Lease, including all applicable cure periods. If Tenant fails to cure any default hereunder within the time so provided, then, commencing upon receipt by the Lender of written notice from Landlord to the effect that Tenant has failed to cure such default within such time, the Lender shall have an additional thirty (30) days to cure such default if such default is a monetary default, or ninety (90) days to cure such default if such default is a non-monetary default; provided, however, that if any such non-monetary default cannot reasonably be cured within such additional ninety (90) day period, then the Lender shall have such additional time to cure such non-monetary default as is reasonably necessary under the circumstances, so long as (a) the Lender shall have fully cured within such thirty (30) day period any default in the performance of any monetary obligations of Tenant hereunder, (b) the Lender shall have fully cured within such ninety (90) day period any default in the performance of any non-monetary obligations of Tenant hereunder that can reasonably be cured within such ninety (90) day period and shall thereafter continue to faithfully perform all such monetary and other obligations and to diligently pursue such cure to completion and (c) if possession of the Premises is reasonably required in order to effect such cure, the Lender shall have acquired Tenant's interest hereunder or commenced foreclosure or other appropriate proceedings in the nature thereof within such ninety (90) day period or prior to the expiration thereof, and shall be diligently prosecuting any such proceedings to completion. All rights of Landlord to terminate this Lease as a result of the occurrence of any default by Tenant shall be subject to, and expressly conditioned upon, (i) the Lender's having received the notice specified above in this Section 11.4 and (ii) the Lender's having failed to take the actions set forth in this Section 11.4.

        11.5 Any default or material default by Tenant under this Lease that cannot be remedied by the Lender shall nevertheless be deemed to have been remedied so long as (a) the Lender shall have taken the actions described in clauses (a), (b) and (c) of Section 11.4 hereof within the time periods provided therein, (b) if the Lender shall have commenced foreclosure or other appropriate proceedings in the nature thereof under clause (c) of Section 11.4 hereof, then the Lender shall have completed such foreclosure or other appropriate proceedings or otherwise obtained possession of the Premises and (c) the Lender shall perform all obligations of Tenant under this Lease which arise thereafter and which can reasonably be performed by the Lender.

        11.6 If the Lender is prohibited by any process or injunction issued by any court or by reason of any action of any court having jurisdiction over any bankruptcy, reorganization, insolvency or other debtor-relief proceeding involving Tenant, from commencing or prosecuting foreclosure or other appropriate proceedings in the nature thereof, then the times specified in Sections 11.4 and 11.5 hereof for commencing or prosecuting such foreclosure or other proceedings shall be extended for the period of such prohibition.

        11.7 Landlord shall deliver to the Lender a duplicate copy of any and all notices of default that Landlord may from time to time deliver to Tenant pursuant to the provisions hereof, and such copies shall be delivered to the Lender at, or as near as possible to, the same time such notices are delivered to Tenant. No notice of default by Landlord to Tenant hereunder shall be deemed to have been given unless and until a copy thereof shall have been delivered to the Lender as provided in this Section 11.7.

        11.8 Foreclosure of the Lender's Lien or any sale thereunder, whether by judicial proceedings or otherwise, or any conveyance or transfer of the interest of Tenant under this Lease from Tenant to the Lender through, or in lieu of, foreclosure or other appropriate proceedings in the nature thereof, shall not require the consent of Landlord or constitute a breach of any provision of or a default under this Lease, and upon such foreclosure, sale or conveyance Landlord shall recognize the Lender, or any other foreclosure sale purchaser, as the tenant hereunder. In the event the Lender becomes the tenant under this Lease as provided herein, then the Lender shall be personally liable for the obligations of Tenant under this Lease only for the period of time that the Lender remains the tenant hereunder, and the Project Lender shall have the right to assign this Lease without any restriction otherwise imposed on Tenant hereunder; provided, however, that the assignee of the Lender shall have expressly assumed all of the obligations of Tenant hereunder.

        11.9 Upon Landlord's receipt of any notice in the nature of a notice of default with respect to any obligation of Landlord secured by any lien upon the Premises, Landlord shall immediately deliver a copy of such notice to Tenant and to the Lender. If and whenever Tenant or the Lender shall deem it necessary or appropriate to do so in order to protect its respective rights under this Lease, it may, at its option, pay and discharge any mortgage or other lien (including, without limitation, the lien of general or special property taxes or assessments) attached to the Premises or any portion thereof, and in such event it shall be subrogated to all the rights of the mortgagee, beneficiary, owner or holder of such mortgage or other lien.

        11.10 In the event that this Lease is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding, and if, within sixty (60) days after such rejection, the Lender shall so request, Landlord shall execute and deliver to the Lender a new ground lease of the Premises. Such new ground lease shall be for a term equal to the remainder of the term of this Lease before giving effect to such rejection, and shall contain the same covenants, agreements, terms, provisions and limitations as contained in this Lease (except for any requirements which shall have been fulfilled by Tenant prior to such rejection).

        11.11 Landlord and Tenant acknowledge, agree and covenant that notwithstanding the union of the fee simple title with any right, title or interest in the leasehold estate created hereby or under any other document or instrument in Landlord, Tenant, Lender, or any other Person, whether by purchase or otherwise, it is the declared intention of the parties hereto that the separation of the fee simple estate and the leasehold estate shall be maintained and that a merger shall not take place without the prior written consent of the Lender.

        11.12 Tenant and Landlord shall cooperate in including herein, by suitable amendment from time to time, any provision which the Lender or any proposed Lender reasonably requests for the purpose of implementing the Lender-protective provisions contained in this Article 11 and affording the Lender or proposed Lender reasonable protection of its Lender's Lien in the event of a default by Tenant; provided, however, that Landlord shall not be required to include herein any additional provision which materially impairs the rights of Landlord under this Lease. Tenant and Landlord each agree to execute and deliver (and to acknowledge, if necessary for recording purposes) any document or instrument necessary to give effect to any such provision.

        11.13 Landlord or Tenant (the "RESPONDING PARTY") shall at anytime upon not less than ten (10) days' prior written notice from the other party hereto or from the Lender (the "REQUESTING PARTY") execute, acknowledge and deliver to the Requesting Party a statement in writing (a) certifying, as applicable, that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which any payments due hereunder are paid in advance, if any, and (b) acknowledging that there are not, to the Responding Party's knowledge, any uncured defaults hereunder on the part of the other party hereto, or specifying such defaults if any are claimed. Any such statements may be conclusively relied upon by the Requesting Party and by any prospective purchaser or lessee of, or lender proposing to take a security interest in, the Facility, the Premises or any portion thereof or interest therein. The failure of the Responding Party to deliver such statement within such time shall be conclusive upon such Responding Party that (i) this Lease is in full force and effect and has not been modified and (ii) there are no uncured defaults in the performance of the other party hereto.

        11.14 The Lender shall be an express third party beneficiary of the covenants contained in this Lease, with rights and benefits under, and the ability to enforce, this Lease.

                             ARTICLE 12 - INSURANCE

        12.1 At all times during the term of this Lease, Tenant shall procure and maintain the following policies of insurance, each of which (a) shall be obtained from an insurance company rated at least B+ by A.M. Best Company and
(b) shall provide that it cannot be canceled or terminated without at least thirty (30) days prior notice to Landlord:

          12.1.1 Workers compensation insurance as required by Law

          12.1.2 Comprehensive general liability insurance with a limit of no less than $1,000,000, combined single limit, bodily injury and property damage, for each occurrence; and

          12.1.3 Excess public liability insurance in the form of an umbrella policy, which umbrella policy shall afford coverage of not less than $5,000,000 per occurrence over and above the coverage provided by the policy described in
Section 12.1.2 hereof.

        12.2 Notwithstanding the foregoing, for so long as the Lender's Loan Documents remain in effect, Tenant shall procure and maintain such policies of insurance, in such amounts and containing such provisions, as are required under the Lender's Loan Documents.

        12.3 In the event that Tenant has not renewed or replaced any insurance policy required under this Article 12 within ten (10) days prior to the cancellation or termination thereof, then Landlord shall be entitled (but not obligated) to cause such policy or policies to be renewed or replaced, and shall be entitled to invoice Tenant for the premiums paid by Landlord in connection with such renewal or replacement. Tenant shall reimburse Landlord for the amount of such invoice within ten (10) days after receipt thereof, and Tenant's failure to so reimburse Landlord within such ten (10) day period shall be a material default hereunder.

                            ARTICLE 13 - CONDEMNATION

        13.1 Subject to any applicable provisions of the Lender's Loan Documents, in the event of a taking of all or any portion of the Facility Site by eminent domain or by inverse condemnation for any public or quasi-public use under any Law, the proceeds therefrom shall be distributed (a) first, to Tenant to the extent of all amounts necessary to pay in full any sums outstanding under the Financing and (b) second, to the parties hereto in accordance with their interests as they may appear.

                        ARTICLE 14 - DEFAULT AND REMEDIES

        14.1 Subject to the provisions of Article 11 hereof, the occurrence of any one or more of the following events shall constitute a material default by Tenant under this Lease:

          14.1.1 The vacation or abandonment of the Premises by Tenant for a continuous period of sixty (60) days or more, whether or not the rent is paid.

          14.1.2 The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder within five (5) business days after the same shall become due, where such failure shall continue for a period of five (5) business days after written notice thereof from Landlord to Tenant.

          14.1.3 The failure by Tenant to observe or perform any of the material covenants, conditions or provisions of this Lease to be observed or performed by Tenant other than those referenced in Section 14.1.2 hereof, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion.

         14.1.4 (a) The making by Tenant of any general arrangement for the benefit of creditors, (b) Tenant's becoming a "debtor" as defined in II U.S.C. (Section)101, unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days after filing, (c) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located on the Premises or of Tenant's interest under this Lease, where possession is not restored within sixty (60) days, or (d) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest under this Lease, where such seizure is not discharged within sixty (60) days.

         14.2 Subject to the provisions of Article 11 hereof, in the event of any material default of this Lease by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default, take any of the following actions:

          14.2.1 Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate, and Tenant shall, subject to Section 9.2 hereof, immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including, but not limited to: (a) the unpaid rent which had been earned at the time of termination; (b) the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (c) the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (d) any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform its obligations under this Lease.

          14.2.2 Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have vacated or abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

          14.2.3 Pursue any other remedy now or hereafter available to Landlord under the Laws of the State of California.

        14.3 Landlord shall not be in default in the performance of its obligations under this Lease unless Landlord fails to perform the obligations required of Landlord hereunder within sixty (60) days after written notice by Tenant to Landlord, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than sixty (60) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such sixty (60) day period and thereafter diligently pursues the same to completion.

        14.4 Tenant hereby acknowledges that the late payment by Tenant to Landlord of any installment of rent or any other sum due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, if any installment of rent or any other sum due from Tenant hereunder shall not be received by Landlord within ten (10) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, or prevent Landlord from exercising any of the other rights and remedies granted hereunder.

        14.5 Except as expressly provided herein, any amount due to Landlord hereunder that is not paid when due shall bear interest at the greater of (a) ten percent (10%) per annum or (b) five percent (5%) per annum above the discount rate established by the Federal Reserve Bank of San Francisco on advances to member banks under Section 13 or 13(a) of the Federal Reserve Act as in effect on the Effective Date, from the date due until fully paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

                   ARTICLE 15 - MISCELLANEOUS LEASE PROVISIONS

        15.1 Landlord and its agents shall have the right to enter the Premises and inspect the Facility and the operations and activities of Tenant, at any reasonable time and from time to time. Landlord shall indemnify, defend and hold harmless Tenant from and against any and all Damages which may be imposed upon or incurred by Tenant or asserted against Tenant by any third Person, arising out of or attributable to such inspection of the Facility, except to the extent caused by the negligence or wilful acts of Tenant.

        15.2 Upon Tenant's paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

        15.3 Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Facility. Tenant assumes all responsibility for the protection of Tenant, its agents, invitees and their property from the acts of third parties.

        15.4 Tenant shall surrender possession of the Premises to Landlord at the expiration or earlier termination of the term of this Lease. If Tenant fails to surrender the Premises at the expiration or earlier termination of this Lease, Tenant shall defend and indemnify Landlord from all liability and expense resulting from such failure, including, without limitation, claims made by any succeeding tenant founded on or resulting from such failure by Tenant.

        15.5 If Tenant, with Landlord's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Tenant, except that the rent payable shall be one hundred and twenty-five percent (125%) of the rent payable immediately preceding the termination date of this Lease.

        15.6 No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provisions. The acceptance of rent hereunder by Landlord shall not be deemed a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

        15.7 No remedy or election of or by Landlord hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies available at Law or in equity.

        15.8 All monetary obligations of Tenant to Landlord under the terms of this Lease shall be deemed to be rent.

        15.9 Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of final, parcel or other maps or restrictions, so long as such easements, rights, dedications, maps and restrictions would not reasonably be expected to have a Material Adverse Impact. Tenant shall promptly execute any of the aforementioned documents reasonably requested by Landlord, and its failure to do so shall constitute a material default under this Lease.

                           ARTICLE 16 - RESERVED AREA

        16.1 Landlord and Tenant acknowledge that Landlord may in the future record one or more parcel or final maps (collectively, the "MAP,") subdividing the Premises into two or more separate parcels or lots complying with the California Subdivision Map Act (Govt. Code (section) 66410 at seq.) consisting of: (a) the site of the Facility, which shall be the land described in Exhibit "B" attached hereto (the "FACILITY SITE"); and (b) one or more other parcels, which shall together or collectively consist of the remainder of the Premises (the "RESERVED AREA").

        16.2 Tenant shall, at Landlord's expense and at no cost to Tenant, cooperate in all respects with Landlord's efforts to obtain and record the Map, including, without limitation, by executing any and all documents and instruments as may reasonably be required by Landlord or any applicable Governmental Authority in connection therewith.

        16.3 Landlord shall have an option (the "PARTIAL TERMINATION OPTION") to at any time terminate this Lease as to all or any part of the Reserved Area, by delivering written notice (the "PARTIAL TERMINATION NOTICE") to Tenant describing the portion or portions of the Reserved Area as to which this Lease is to terminate (such portion or portions, together, the "OPTIONED PREMISES AREA") together with the payment to Tenant of the sum of Ten Dollars ($10.00), which shall be the entire consideration for such termination; provided, however, that Landlord's right to exercise the Partial Termination Option shall be contingent upon, and the Partial Termination Notice shall not be given until after, the approval and recordation of the Map by the County of Imperial. The term of the Partial Termination Option shall be the same as, and shall run concurrently with, the term of this Lease as set forth in Article 3 hereof.

        16.4 At such time as (a) the Map shall have been recorded in the Official Records and (b) Tenant shall have received the Partial Termination Notice (along with the Ten Dollars ($10.00) consideration provided in Section
16.3 hereof), (i) Tenant shall promptly execute, acknowledge, deliver and cause to be recorded in the Official Records a quitclaim deed satisfactory to Landlord pursuant to which Tenant shall quitclaim to Landlord all its right, title and interest in and to the Optioned Premises Area and (ii) Tenant shall cause the Lender to promptly execute, acknowledge, deliver and cause to be recorded in the Official Records a partial release of the Lender's Lien satisfactory to Landlord, pursuant to which the Lender shall release all its right, title and interest in and to the Optioned Premises Area; and upon the recordation of such quitclaim deed and such partial release, Tenant shall surrender and deliver possession of the Optioned Premises Area to Landlord. By taking a security interest in this Lease, the Lender unconditionally and irrevocably agrees to execute, acknowledge, deliver and cause said partial release to be recorded as and when provided in this Section 16.4. In no event shall any such quitclaim entitle Tenant to any reduction in or offset against any of the rents or other payments due to Landlord hereunder.

        16.5 Without limitation on Landlord's Reserved Rights, Landlord shall have the right to designate a right of way on, over, across and through the Facility Site for nonexclusive ingress, egress and use by Landlord for purposes of access to any portion of the Reserved Area and/or for the construction, installation, operation and maintenance of utility lines or pipelines in connection with any geothermal electrical generating facility, mineral processing facility and/or other commercial or industrial facility or improvements hereafter constructed in, on or under the Reserved Area, so long as such right of way would not reasonably be expected to have a Material Adverse Impact.
                                       16

                              ARTICLE 17 - NOTICES

        17.1 Any notices, statements, demands, correspondence or other communications required or permitted to be given hereunder shall be in writing and shall be given (a) personally, (b) by certified or registered mail, postage prepaid, return receipt requested, or (c) by overnight or other courier or delivery service, freight prepaid, to the following address, or, in the case of notices to the Lender, as provided in the notice of the Lender's Lien delivered to Landlord under Section 11.1 hereof.

                   If to Landlord:

                       Imperial Magma
                       302 South 36th Street
                       Suite 400
                       Omaha, Nebraska 68131
                       Attn: Office of the General Counsel

                   If to Tenant:

                       Salton Sea Power L.L.C.
                       302 South 36th Street
                       Suite 400-K
                       Omaha, Nebraska 68131
                       Attn: Office of the General Counsel

Except as otherwise provided in Article 11 hereof, (i) notices delivered by hand shall be deemed received when delivered and (ii) notices sent by certified or registered mail or by overnight or other courier or delivery service shall be deemed received on the first to occur of (A) five (5) days after deposit in the United States mail or with such overnight or other courier or delivery service, addressed to such address or addresses, (B) written acceptance of delivery by the recipient or (C) written rejection of delivery by the recipient. Each party hereto may change its address for receipt of notices by sending notice hereunder of such change to the other party hereto in the manner specified in this Section, and the Lender may change its address for receipt of notices by sending notice hereunder to each of the parties hereto in the manner specified in this Section. Notwithstanding the foregoing, amounts payable to Landlord hereunder shall be deemed paid three (3) days after a valid check for the same, addressed to Landlord's address above, is deposited in the United States mail, first-class postage prepaid.

                         ARTICLE 18 - FORCE MAJEURE

        18.1 Neither Landlord nor Tenant shall be liable in damages to the other for any act, omission or circumstance (an "EVENT OF FORCE MAJEURE") occasioned by or in consequence of any acts or omissions of the other party hereto, acts of God, acts of the public enemy, wars, blockades, insurrections, riots, civil disturbances, strikes, lockouts, delays in transportation, epidemics, landslides, lightning, earthquakes, fires, storms, floods, explosions, sabotage, the binding order of any Governmental Authority which has been contested in good faith, the failure of any Governmental Authority to issue any Governmental Approval within one hundred and twenty (120) days after an application for the same has been submitted, the effect of any Laws, or any other event or circumstance beyond the reasonable control of such party which prevents or hinders such party from performing its obligations hereunder, whether or not similar to the matters and conditions herein enumerated. In no event, however, shall an Event of Force Majeure relieve Tenant from the obligation to pay rents or any other payments due to Landlord under this Lease.

                        ARTICLE 19 - GENERAL PROVISIONS

        19.1 In addition to any other indemnities herein set forth, each party hereto (the "INDEMNIFYING PARTY") shall indemnify, defend and hold harmless the other party hereto (the "INDEMNIFIED PARTY") from and against any and all Damages which may be imposed upon or incurred by the Indemnified Party or asserted against the Indemnified Party by any third Person, arising out of or attributable to the failure of the Indemnifying Party to perform its obligations as provided in this Lease.

        19.2 The parties hereto shall cooperate each with the other to fully effectuate the purposes and intent of this Lease. Without limiting the generality of the foregoing, the parties hereto covenant that they will execute, cause to be acknowledged and deliver any documents or instruments reasonably necessary to implement the intentions expressed or implied herein.

        19.3 The parties shall execute, cause to be acknowledged and deliver a memorandum of this Lease, which shall be recorded in the Official Records, and shall be in the form attached hereto as Exhibit "C".

        19.4 If either party hereto commences litigation for the enforcement, termination, cancellation or rescission hereof, or for damages for the breach hereof, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court and other costs incurred.

        19.5 Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition. As used herein, the neuter gender includes the masculine and the feminine, and the singular number includes the plural, and vice versa. This Lease shall be governed by the Laws of the State of California. This Lease shall be construed equally as against the parties hereto, and shall not be construed against the party responsible for its drafting. Time is of the essence with respect to the obligations to be performed under this Lease. All exhibits to which reference is made in this Lease are incorporated into this Lease. Captions in this Lease are inserted for convenience of reference only and do not define, describe or limit the scope or intent of this Lease or any of the terms hereof.

        19.6 This Lease contains all agreements of the parties hereto with respect to the subject matter of this Lease, and all prior or contemporaneous agreements, understandings, correspondence and negotiations, whether oral or written, pertaining to the subject matter of this Lease, shall be of no further force or effect, and are superseded hereby.

        19.7 Any obligations referred to herein to be performed at any time after the expiration or termination of this Lease, and all indemnities and hold harmless agreements provided herein, shall survive the expiration or earlier termination of this Lease.

        19.8 No amendment or modification of this Lease or any provision hereof shall be effective unless in writing and signed by the parties in interest at the time of the amendment.

        19.9 The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

        19.10 This Lease and the covenants contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective grantees, assignees, successors and assigns.


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                                       19

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

                                 LANDLORD:

                                      IMPERIAL MAGMA, a
                                      Nevada corporation

                                      By: /s/ Craig H. Hammet
                                    Name: Craig H. Hammet
                                   Title: Senior Vice President

                                 TENANT:

                                      SALTON SEA POWER L.L.C., a Delaware
                                      limited liability company

                                  By:CE Salton Sea Inc., a
                                        Delaware corporation, its
                                        Manager

                                          By: /s/ Craig H. Hammet
                                        Name: Craig H. Hammet
                                       Title: Senior Vice President